UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2017 (October 31, 2017)

Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2017, Harte Hanks, Inc. (the “Company”) announced the appointment of Jon C. Biro as its Executive Vice President & Chief Financial Officer, with an effective date on or about November 10, 2017.  Mr. Biro will assume the responsibilities of Chief Financial Officer from Robert L. R. Munden (who will remain as the Company’s Executive Vice President, General Counsel & Secretary) and will report to the President and Chief Executive Officer of the Company. Mr. Biro, 51, joins the Company after serving as chief financial officer for (and then consultant to) Exterran Corporation from October 2015 through January 2017, having previously served as chief financial officer of Archrock, Inc, (formerly Exterran Holdings, Inc.) from September 2014.  Prior to joining Exterran, Mr. Biro served as chief financial officer, chief accounting officer, treasurer and secretary for Consolidated Graphics, Inc. from January 2008 through January 2014.  Mr. Biro is a certified public accountant and earned a B.A. in psychology from the University of Texas at Austin and a M.S. in accountancy from the University of Houston.

Offer Letter

On October 31, 2017, the Company and Mr. Biro entered into an offer letter agreement, approved by the Company’s Board of Directors (the “Board”) on October 30, 2017, providing for at-will employment with the Company and the following compensation arrangements for Mr. Biro:  (i) annual base salary of $350,000; and (ii) annual target incentive opportunity under the Company’s Annual Incentive Plan equal to 60% of his annual base salary.

Employment Inducement Awards

As a material inducement to Mr. Biro’s employment with the Company, Mr. Biro will be granted (on the third business day of his employment with the Company) the following equity-based employment inducement awards approved by the independent members of the Board pursuant to the award agreements furnished herewith:  (i) $180,000 in nonqualified stock options to purchase shares of the Company’s common stock, vesting in four equal annual installments with an exercise price per share of common stock equal to the closing price of a share of common stock on the grant date, with the number of options subject to such award calculated by dividing $180,000 by the per share value of a Company nonqualified stock option determined using the Black-Scholes method and applying the closing price of a share of common stock on the grant date, and rounding down to the nearest whole share; (ii) $240,000 in restricted stock units, vesting in three equal annual installments, with the number of units calculated by dividing $240,000 by the closing price of a share of common stock on the grant date, and rounding down to the nearest whole share; and (iii) $180,000 in performance stock units, which units shall: (a) vest on (and be subject to) the same conditions, allocations and performance criteria as the annual performance stock unit awards made to the Company’s other executive officers for 2017, and (b) be equal to the number of units determined by dividing $180,000 by the closing price of a share of common stock on the grant date, and rounding down to the nearest whole share.  These equity awards are subject to vesting acceleration upon certain transactions involving the Company pursuant to the Severance Agreement described below.

Other Compensation

Mr. Biro also will receive the standard perquisites for Company officers at the Executive Vice President level, as may be approved by the Board or the Board’s Compensation Committee from time to time.  These perquisites include (i) participation (with a 12-month severance period) in the Company’s Executive Severance Policy as filed on January 30, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K,

and as may be amended by the Company from time to time (the “Executive Severance Policy”); (ii) the right to enter into the Company’s form of severance agreement, substantially in the form of the agreement filed on March 19, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K (the “Severance Agreement”); (iii) eligibility for Company-paid salary continuation benefits consisting of ten annual payments of $70,000 each over the 10-year period following death while employed; (iv) eligibility for the Company’s bonus restricted stock program, allowing Mr. Biro to receive 125% of the value of up to 30% (per his election) of his annual incentive earned for a calendar year in the form of restricted shares vesting after one year; (v) the right to enter into the Company’s standard indemnification agreement for Company officers; and (vi) other benefits generally available to the Company’s employees, such as medical, dental, and disability insurance and 401(k) matching payments.

There are no transactions in which Mr. Biro has an interest requiring disclosure under Item 404(a) of Regulation S-K.  There are no arrangements or understandings between Mr. Biro and any other person pursuant to which he was selected as an officer of the Company.  Mr. Biro does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company.

The foregoing descriptions of Mr. Biro’s compensation arrangements and equity-based awards do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the agreements furnished as exhibits to this Current Report on Form 8-K, along with the Executive Severance Policy and the form of the Company’s Severance Agreement, each as incorporated by reference in this Item 5.02.

Salary Adjustment

In connection with the foregoing, the Board of Directors reduced the annual base salary of Mr. Munden from $377,000 to $317,000, effective January 1, 2018.

A copy of the press releases issued by the Company on November 1, 2017 announcing certain of the matters described above are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

10.1	Offer Letter from Harte Hanks, Inc. to Jon C. Biro dated October 30, 2017

10.2	Form of Restricted Stock Unit Award Agreement between Harte Hanks, Inc. and Jon C. Biro

10.3.	Form of Non-Qualified Stock Option Agreement between Harte Hanks, Inc. and Jon C. Biro

10.4.	Form of Performance Stock Unit Award Agreement between Harte Hanks, Inc. and Jon C. Biro

99.1	Press Release of Harte-Hanks, Inc. (Announcing New CFO) dated November 1, 2017

99.2	Press Release of Harte-Hanks, Inc. (Disclosing Inducement Awards) dated November 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: November 3, 2017

By:	/s/Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary